Exhibit 99.2

CITY GEAR, LLC
__________

Unaudited Condensed Financial Statements as of and
for the Thirty-Nine Weeks Ended
November 4, 2018 and October 29, 2017

CITY GEAR, LLC
Unaudited Condensed Balance Sheet
November 4, 2018
(In Thousands)

Assets
Current assets
Cash	$1,687
Inventories, net	41,833
Other current assets	3,660
Total current assets	47,180

Property and equipment, net	9,662

Other assets
Goodwill	31,080
Other assets, net	1,262
Total other assets	32,342

Total Assets	$89,184

Liabilities and Members' Equity
Current liabilities
Line of credit and current maturities of long-term debt	$22,001
Accounts payable	23,614
Current maturities of capital leases	178
Other current liabilities	2,127
Total current liabilities	47,920

Long-term liabilities
Capital leases, less current portion	44
Long-term debt, net	30,842
Total long-term liabilities	30,886

Total liabilities	78,806

Members' equity and redeemable preferred members' interests	10,378

Total Liabilities and Members' Equity	$89,184

The accompanying notes are an integral
part of these unaudited condensed financial statements.

CITY GEAR, LLC
Unaudited Condensed Statements of Income
Thirty-Nine Weeks Ended November 4, 2018 and October 29, 2017
(In Thousands)

	Nov 4, 2018	Oct 29, 2017

Net sales	$143,946	$140,918

Cost of goods sold	98,314	89,942

Gross profit	45,632	50,976

Operating expenses less depreciation and amortization	43,284	40,484

Operating income before depreciation and amortization	2,348	10,492

Depreciation and amortization	3,892	3,584

Operating (loss) income	(1,544)	6,908

Interest expense	4,544	4,100

Net (loss) income	$(6,088)	$2,808

The accompanying notes are an integral
part of these unaudited condensed financial statements.

CITY GEAR, LLC
Unaudited Condensed Statement of Cash Flows
Thirty-Nine Weeks Ended November 4, 2018 and October 29, 2017
 (In Thousands)

	Nov 4, 2018	Oct 29, 2017
Cash flows from operating activities:
Net (loss) income	$(6,088)	$2,808
Adjustments to reconcile net income to net
cash provided by operating activities
Depreciation and amortization	3,892	3,584
Loss on the disposal of property and equipment	120	126
Changes in operating assets and liabilities
Accounts receivable	9	(831)
Inventories	11,103	3,927
Accounts payable	(4,489)	(695)
Other assets and liabilities, net	192	(950)
Net cash provided by operating activities	4,739	7,969

Cash flows from investing activities:
Purchases of property and equipment	(3,413)	(3,217)
Proceeds from the sale of property and equipment	12	5
Net cash used in investing activities	(3,401)	(3,212)

Cash flows from financing activities:
Net borrowings on line of credit	1,369	234
Payments on long-term debt	(2,418)	(2,405)
Principal payments on capital leases, net	76	(45)
Distributions to members and preferred member interests	(3,111)	(1,308)
Net cash used in financing activities	(4,084)	(3,524)

Net (decrease) increase in cash	(2,746)	1,233
Cash at beginning of year	4,433	944
Cash at end of year	$1,687	$2,177

The accompanying notes are an integral
part of these unaudited condensed financial statements.

CITY GEAR, LLC
Notes to Unaudited Condensed Financial Statements
 (In Thousands)

Note 1 – Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) from the unaudited accounting records of City Gear LLC (Company) to demonstrate its historical results of operations, financial position, and cash flows for the indicated periods.

The preparation of financial statements in conformity with US GAAP requires management to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results may differ from these estimates.

Given the economic characteristics of the store formats, the nature of the products offered for sales, the type of customer, the method of distribution and how the Company is managed, City Gear operations constitute only one reportable segment.

Note 2 – Summary of Significant Accounting Policies

Accounts Receivable

The Company’s accounts receivable consists primarily of amounts due from customers’ credit card transactions.  Based on the nature of accounts receivable, the Company did not record an allowance for doubtful accounts in any period presented as management believes all amounts are fully collectible.

Inventories

Inventories are valued at the lower of weighted average cost or net realizable value.  Items are removed from inventory using the weighted average cost method.  Maintenance and office supplies are not considered to be inventory.

Management reviews inventories to determine if the carrying value exceeds net realizable value.  Reserves are maintained for inventory that may be sold below cost.  Determination of net realizable value requires significant judgment. The reserve was $1,297 at November 4, 2018.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization.  Depreciation is computed by using the straight-line method over the estimated useful lives of the assets, which are up to 10 years for furniture and signs and up to 5 years for equipment, software, automobiles, and other assets.  Leasehold improvements are amortized by the straight-line method over the lesser of the useful lives of the improvements or the related lease terms.  Maintenance and repair costs are charged directly to expense as incurred.  Major renewals or replacements that substantially extend the useful life of an asset are capitalized and depreciated.  For the thirty-nine weeks ended November 4, 2018 and October 29, 2017, depreciation and amortization of property and equipment totaled $3,892 and $3,584 respectively.

Asset Impairment

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.  Recoverability of long-lived assets is assessed based upon a comparison of the undiscounted cash flows estimated to be generated by those assets to the carrying value of such assets.  If an impairment is indicated, the assets are written down to estimated fair value.  The evaluation of asset impairment requires significant judgment.  There were no such impairments recognized in any period presented here.

CITY GEAR, LLC
Notes to Unaudited Condensed Financial Statements (Continued)
(In Thousands)

Note 2 - Summary of Significant Accounting Policies (continued)

Debt Issuance Costs

Debt issuance costs in connection with long-term debt are capitalized and amortized to interest expense using the effective interest method, which approximates the straight-line basis, over the terms of the related debt.  For the thirty-nine weeks ended November 4, 2018 and October 29, 2017, amortization of debt issuance costs totaled $48 and $120 respectively.  Unamortized debt issuance costs are presented net of the related long-term debt in the unaudited condensed balance sheet.

Goodwill

The Company acquired the operations of three companies in 2006, 2012 and 2013.  The acquisitions were accounted for using the acquisition method of accounting.  Goodwill, the excess of cost over fair value of tangible net assets acquired, of $34,369 was recognized as a result of these transactions.   Goodwill is tested for impairment when deemed necessary and written down when impaired.  Cumulative impairments to goodwill recorded in prior fiscal periods total $3,289.  The statements of operations for the thirty-nine weeks ended November 4, 2018 and October 29, 2017, do not include any goodwill impairment charges.

Revenue Recognition

The Company recognizes retail store sales revenue net of sales taxes and estimated sales returns at the time it sells merchandise to the customer. The Company recognizes e-commerce revenue when goods are shipped to customers. The revenue recognition process generally does not require significant judgment or estimates.

Shipping and Handling Costs

Shipping and handling costs are included in the cost of sales.

Advertising costs

Advertising costs are expensed as incurred and totaled $863 and $1,219 respectively for the thirty-nine weeks ended November 4, 2018 and October 29, 2017.

Income Taxes

As a limited liability company, the Company is treated as a partnership for federal income tax purposes.  Accordingly, the Members of the Company are required to report on their respective federal income tax returns their distributive shares of the Company’s income, gains, losses, and deductions.  The Company is generally no longer subject to examinations by tax authorities for years prior to the fiscal year 2015.

Limited liability companies that conduct business in certain states are subject to franchise and excise taxes.  The Company also files income tax returns in various other state jurisdictions.  State franchise and excise taxes are included in operating expenses in the statements of operations.

CITY GEAR, LLC
Notes to Unaudited Condensed Financial Statements (Continued)
 (In Thousands)

Note 2 - Summary of Significant Accounting Policies (continued)

Accounting Standards Codification (ASC) 740, Income Taxes, provides guidance for financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in the financial statements.  Management is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position.  For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant authority.  Management does not believe that there are any uncertain income tax positions that require recognition as of November 4, 2018.

Change in Accounting Policy

For the year ended February 4, 2018, the Company elected to change its method of accounting for the preferred membership interest in accordance with the guidance in the ASC 480-10-S99, which requires that the redeemable preferred membership interest be classified outside of permanent equity and all cumulative unpaid dividends, whether declared or undeclared, be classified as a component of preferred membership interests.  Prior to the accounting method change, the preferred membership interests were classified as a component of permanent equity.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606).  This ASU requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers, and it is intended to improve and converge the financial reporting requirements for revenue from contracts with customers.  The ASU will replace most existing revenue recognition guidance in US GAAP when it becomes effective.  The standard permits the use of either the retrospective or cumulative effect transition method.  In August 2015, the FASB issued ASU 2015-14, an update of ASC 606, Revenue from Contracts with Customers.  The amendments in this update defer the effective date of ASU 2014-09 for all entities by one year.  Nonpublic entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019 with early adoption permitted.  Subsequent to November 4, 2018, the Company was acquired by Hibbett Sporting Goods, Inc. and the Company immediately adopted Topic 606 following the acquisition date using the retrospective transition method. Adoption is not expected to have a material impact on operations.

In February 2016, the FASB issued ASU 2016-02, an update to ASC 842, Leases.  The new standard establishes a right-of-use (ROU) model that requires a lessee to recognize a ROU asset and lease liability on the balance sheet for all leases with a term longer than 12 months.  Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement.  For nonpublic entities, the amendments in this update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, with early adoption permitted.  The new standard provided a number of optional practical expedients in transition.  The Company expects to elect the “package of practical expedients”, which permits us not to reassess prior conclusions about lease identification, lease classification and initial direct costs under the new standard.  The Company does not expect to elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter not being applicable. The Company currently expects to elect the short-term lease recognition exemption for certain classes of underlying assets.  This means that ROU assets and lease liabilities will not be recognized for leases that qualify, including existing short-term leases of those assets in transition.  The Company also currently expects to elect the practical expedient to not separate lease and non-lease components for certain classes of underlying assets.

CITY GEAR, LLC
Notes to Unaudited Condensed Financial Statements (Continued)
 (In Thousands)

Note 2 - Summary of Significant Accounting Policies (continued)

A modified retrospective transition approach is required, applying the new standard to all leases existing at the date of initial application.  An entity may choose to use either (1) its effective date or (2) the beginning of the earliest comparative period presented in the financial statements as its date of initial application.  If an entity chooses the second option, the transition requirements for existing leases also apply to leases entered into between the date of initial application and the effective date.  The entity must also recast its comparative period financial statements and provide the disclosures required by the new standard for the comparative periods.  The Company expects to adopt the new standard on the first day of fiscal year ending February 1, 2020, which will be the Company’s date of initial application.  Consequently, historical financial information will not be updated, and the disclosures required under the new standard will not be provided for dates and periods prior to the date of initial application.

While the Company continues to assess all of the effects of adoption, management currently believes the most significant effects will be the recognition of new ROU assets and lease liabilities on the balance sheet for operating leases and providing significant new disclosures about leasing activities.  Management does not expect a significant change in leasing activities between now and adoption. On adoption, the Company currently expects to recognize additional operating liabilities ranging from $45 million to $55 million, with corresponding ROU assets of approximately the same amount based on the present value of the remaining minimum rental payments under current leasing standards for existing City Gear operating leases.

Note 3 – Property and Equipment

Property and equipment as of November 4, 2018, consists of the following:

Leasehold improvements	$12,085
Office furniture and equipment	5,477
Signs	1,746
Computer and equipment	4,580
Software	4,961
Automobiles	507
Construction	590
29,946
Less accumulated depreciation and amortization	20,284
Net property and equipment	$9,662

Note 4 – Line of Credit

The Company had a line of credit with a local financial institution with an aggregate limit of the lesser of $20,000 or fifty percent of eligible inventory as defined by the line of credit agreement.  The line of credit had a variable interest rate of LIBOR plus 3%.  Interest was 6.26% as of November 4, 2018. The credit agreement is secured by inventory and expires April 20, 2019.  Borrowings outstanding under this credit agreement totaled $18,631 as of November 4, 2018.

Subsequent to November 4, 2018, all amounts outstanding on the line of credit were settled in full upon the acquisition of City Gear by Hibbett Sporting Goods, Inc.

CITY GEAR, LLC
Notes to Unaudited Condensed Financial Statements (Continued)
 (In Thousands)

Note 5 – Long-term Debt

Long-term debt as of November 4, 2018, consists of the following:

Notes payable to financial institutions	$3,508
Subordinated and other notes payable	31,000
Total long-term debt	34,508

Less current maturities	3,370
Less unamortized original issue discount	295
Net long-term debt	$30,842

The Company has a note payable with a bank that bears interest at variable rates as set forth by the terms of the respective debt agreement and matures in April 2019.  Interest was 6.26% as of November 4, 2018.  Accrued interest is payable in monthly installments, in arrears.  The notes are collateralized by security membership interests.

The Company has subordinated debt and other notes payable to other lenders as of November 4, 2018.  The notes bear interest at fixed rates of 13% as set forth in the terms of the respective note agreements and mature in October 2019.  Accrued interest is payable in monthly installments, in arrears.  The notes are collateralized by security membership interests.

On June 28, 2012, the Company financed the purchase price and expense associated with a business acquisition with proceeds from senior debt, mezzanine debt and proceeds from the issuance of preferred membership interests.  Warrants were also issued to preferred members, which expire on June 28, 2022.

A majority of the Company’s debt agreements have restrictive covenants which require, among other things, the maintenance of certain financial ratios.  Certain of those agreements also limit the Company’s capital expenditures, incurrence of new debt, and payment of distributions.

Subsequent to November 4, 2018, all outstanding debt was settled in full upon the acquisition of City Gear by Hibbett Sporting Goods, Inc.

Note 6 – Warrants

In consideration of the Subordinated Debt Agreement described in note 5, entered into on June 28, 2012, the Company also issued to the subordinated debt holders and preferred members’ warrants to purchase up to 51.66% of all of the Company’s common membership interest at a purchase price of $0.01 per unit of ownership interest.  The warrants expire on June 28, 2022.  The warrants had an estimated fair value of $904 on grant date.  This amount was recorded as an original issue discount to the related long-term debt and a contribution to equity.  The debt discount is being amortized over the term of the debt.  For both the thirty-nine week periods ending November 4, 2018 and October 29, 2017, amortization of the debt discount was $77 and is included in interest expense.

Subsequent to November 4, 2018, warrants were exercised and settled in full upon the acquisition of City Gear by Hibbett Sporting Goods, Inc.

CITY GEAR, LLC
Notes to Unaudited Condensed Financial Statements (Continued)
 (In Thousands)

Note 7 – Redeemable Preferred Membership Interests

The Company issued Preferred Membership Interests (Preferred Members) in connection with the acquisition of the equity interests in City Gear, LLC.  The Preferred Members are not entitled to any percentage interests in the profits or losses of the Company, and do not have any governance rights.  Preferred membership interests are entitled to a 9% annual, cumulative preferred return on the outstanding unrecovered preferred capital contribution, compounded on a monthly basis.  Dividends are recorded when declared.

The preferred membership interests were redeemable by the Preferred Members for a period of 90 days following the 5th anniversary of the Company’s operating agreement.  This redemption option expired in September 2017.  The preferred membership interests are also redeemable upon the occurrence of a triggering event, as defined, including a change of control, or a change in the ownership of the Company.  Upon redemption, or liquidation, the Preferred Members are entitled to all outstanding unrecovered preferred capital contributions and accrued, but unpaid, preferred returns.  The Preferred Members have preference in distributions and liquidation to the membership interest in the Company.  The liquidation preference as of November 4, 2018 is equal to the carrying value of the Preferred Membership Interests.

Subsequent to November 4, 2018, all membership interests were liquidated and settled in full upon the acquisition of City Gear by Hibbett Sporting Goods, Inc.

Note 8 – Commitments and Contingencies

The Company is party to various legal proceedings in the ordinary course of business.  If management believes that a loss is both probable and estimable for a particular matter, the loss is accrued in accordance with the requirements of ASC Topic 450, Contingencies.  No material amounts were accrued at November 4, 2018, pertaining to legal proceedings or other contingencies.

Bonuses and Incentives

Certain officers and employees are eligible to receive annual bonuses, based on measures of Company operating performance.  At November 4, 2018, there was $308 of bonus related expenses included in accrued compensation on the unaudited condensed balance sheet.

Lease Commitments

The Company has acquired certain property and equipment under capital lease obligations as of November 4, 2018.  The leases bear interest rates ranging from 5.00% to 18.64% and mature from February 2020 to July 2021.

Property and equipment under capital lease obligations included in property and equipment as of November 4, 2018, are as follows:

Equipment	$309
Automobiles	126
Less accumulated depreciation	195
$240

CITY GEAR, LLC
Notes to Unaudited Condensed Financial Statements (Continued)
 (In Thousands)

Note 8 – Commitments and Contingencies (continued)

The Company leases retail store space under operating leases, the majority of which expire at various times in the next 10 years.  The Company can, at its option, renew most of these leases at rents that are fixed based at their then current fair rental value.  Payments under store leases consist of a fixed minimum rent, additional rent based on a percent of sales in excess of stipulated amounts (percentage rent) and real estate taxes, insurance, and common area maintenance costs.  The Company also leases corporate office space and certain office and store systems equipment under operating leases.  Rent expense totaled $8,900 for the thirty-nine weeks ended November 4, 2018 and $8,108 for the thirty-nine weeks ended October 29, 2017.

Note 9 – Related Party Transactions

The Company’s president owns a majority of the logistics company that provides logistic and warehousing services.  A company owned in part by the secretary/treasurer provides advertising services.  The Company’s president and secretary/treasurer own an interest in an entity providing inventory.  The Company’s president, secretary/treasurer and a member of the Board own the Company’s building and lease the office space to the Company.  During the thirty-nine weeks ended November 4, 2018, the Company’s president’s son owned the property management vendor providing construction and repair services.  Transactions with related parties during the thirty-nine week periods were as follows:

	Nov 4, 2018	Oct 29, 2017
Logistic services	$5,680	$5,264
Merchandise supplier (inventory purchased)	2,639	3,519
Advertising services	505	911
Office leasing	382	199
Property management services	2,317	--
	$11,523	$9,893

End of Exhibit 99.2